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                                                                    EXHIBIT 10.4

                                                                  EXECUTION COPY

                          REGISTRATION RIGHTS AGREEMENT

               This REGISTRATION RIGHTS AGREEMENT is dated as of June 17, 2002 by and among H&E Holdings L.L.C., a Delaware limited liability company (the "COMPANY"); BRSEC Co-Investment, LLC ("BRSEC"); BRSEC Co-Investment II, LLC ("BRSEC-II"); John M. Engquist ("ENGQUIST"); Kristan Engquist Dunne ("DUNNE"); Wheeler Investments, Inc. ("WHEELER INVESTMENTS"); Don Wheeler ("WHEELER"); Southern Nevada Capital Corporation ("SNCC"); Bagley Family Investments, L.L.C. ("BAGLEY INVESTMENTS"); Kenneth Sharp, Jr. ("SHARP"); Siegfried Wallin ("Wallin"); The Conner Family Trust ("CONNER TRUST"); The McClain Family Revocable Trust ("MCCLAIN TRUST"); C/J Land & Livestock L.P. ("GERALD WILLIAMS INVESTMENTS"); John and Ellen Williams Limited Partnership ("JOHN WILLIAMS INVESTMENTS"); and Robert G. Williams Limited Partnership ("ROBERT WILLIAMS INVESTMENTS").

               As of the date hereof, (i) BRSEC and BRSEC-II each own a number of the Company's Class A Common Units, and (ii) Engquist, Dunne, Wheeler Investments and Wheeler, SNCC, Bagley Investments, Sharp, Wallin, Conner Trust, McClain Trust, Gerald Williams Investments, John Williams Investments and Robert Williams Investments each own a number of the Company's Class B Common Units.

               NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby agree as follows:

               1. DEFINITIONS. As used herein, the following terms shall have the following meanings.

               "AFFILIATE" means, when used with reference to a specified Person, any Person that directly or indirectly controls or is controlled by or is under common control with the specified Person. As used in this definition, "control" (including, with its correlative meanings, "controlled by" and "under common control with") shall mean possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise). With respect to any Person who is an individual, "Affiliates" shall also include, without limitation, any member of such individual's Family Group.

               "BRS REGISTRABLE SECURITIES" means (i) all Common Units acquired by, or issued or issuable to, BRSEC, BRSEC-II or any of their Affiliates on or after the date hereof and (ii) all equity securities issued or issuable directly or indirectly with respect to any Common Units described in clause (i) above by way of a unit or stock dividend or unit or stock split or in connection with a combination of units or shares, recapitalization, merger, consolidation or other reorganization, including pursuant to Section 10.17 of the LLC Agreement. As to any particular BRS Registrable Securities, such securities shall cease to be BRS Registrable Securities when they have been distributed to the public pursuant to an offering registered under the Securities Act or sold to the public in compliance with Rule 144.

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               "CLASS A COMMON UNITS" means the Company's Class A Common Units
(as such term is defined in the LLC Agreement).

               "CLASS B COMMON UNITS" means the Company's Class B Common Units (as such term is defined in the LLC Agreement).

               "COMMON UNITS" means collectively, the Class A Common Units, Class B Common Units and any other equity of the Company (or its successors) hereafter authorized which is not limited to a fixed sum or percentage of par value or stated value in respect to the rights of the holders thereof to participate in dividends or other distributions or in the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of the issuer of such securities, including any common equity securities of any successor entity of the Company issued pursuant to a transaction of the type described in Section 10.17 of the LLC Agreement.

               "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

               "FAMILY GROUP" means, with respect to any Person who is an individual, (i) such Person's spouse, former spouse and descendants (whether natural or adopted), parents and their descendants and any spouse of the foregoing persons (collectively, "RELATIVES") or (ii) the trustee, fiduciary or personal representative of such Person and any trust solely for the benefit of such Person and/or such Person's relatives.

               "LLC AGREEMENT" means the Limited Liability Company Agreement of the Company, dated as of the date hereof, as amended from time to time.

               "OTHER REGISTRABLE SECURITIES" means (i) all fully vested Common Units acquired by, or issued or issuable to, Engquist, Dunne, Wheeler Investments, Wheeler, SNCC, Bagley Investments, Sharp, Wallin, Conner Trust, McClain Trust, Gerald Williams Investments, John Williams Investments and Robert Williams Investments on or after the date hereof and (ii) all fully vested equity securities issued or issuable directly or indirectly with respect to any Common Units described in clause (i) above by way of a unit or stock dividend or unit or stock split or in connection with a combination of units or shares, recapitalization, merger, consolidation or other reorganization, including pursuant to Section 10.17 of the LLC Agreement. As to any particular Other Registrable Securities, such securities shall cease to be Other Registrable Securities when they have been distributed to the public pursuant to an offering registered under the Securities Act or sold to the public in compliance with Rule 144.

               "PERSON" means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, a bank, a trust company, a land trust, a business trust, a governmental entity or any department, agency or political subdivision thereof or any other entity or organization, whether or not it is a legal entity.

               "PUBLIC OFFERING" means an underwritten public offering and sale of Common Units pursuant to an effective registration statement under the Securities Act; provided that a Public Offering shall not include an offering made in connection with a business acquisition or

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combination pursuant to a registration statement on Form S-4 or any similar form, or an employee benefit plan pursuant to a registration statement on Form S-8 or any similar form.

               "REGISTRABLE SECURITIES" means, collectively, the BRS Registrable Securities and the Other Registrable Securities.

               "REGISTRATION EXPENSES" means all expenses incident to the Company's performance of or compliance with this Agreement, including without limitation all registration and filing fees, fees and expenses of compliance with securities or blue sky laws, printing and distributing expenses, messenger and delivery expenses, fees and expenses of custodians, internal expenses (including all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit or quarterly review, the expense of any liability insurance and the expenses and fees for listing the securities to be registered on each securities exchange on which similar securities issued by the Company are then listed or on the NASD automated quotation system, and fees and disbursements of counsel for the Company and the underwriters and all independent certified public accountants, underwriters (excluding discounts and commissions) and other Persons retained by the Company.

               "RULE 144" means Rule 144 under the Securities Act (or any similar rule then in force).

               "SEC" means the Securities and Exchange Commission.

               "SECURITIES ACT" means the Securities Act of 1933, as amended.

               "SUBSIDIARY" means, with respect to any Person, any corporation, limited liability company, partnership, association or other business entity of which (i) if a corporation or a limited liability company with voting securities, a majority of the total voting power of shares of stock (or units) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of such Person or a combination thereof, or (ii) if a limited liability company without voting securities, partnership, association or other business entity, a majority of the partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more Subsidiaries of such Person or entity or a combination thereof. For purposes of this Agreement, a Person or Persons shall be deemed to have a majority ownership interest in a limited liability company, partnership, association or other business entity if such Person or Persons shall be allocated a majority of limited liability company, partnership, association or other business entity gains or losses or shall be or control any managing director, managing member, or general partner of such limited liability company, partnership, association or other business entity.

               2.   DEMAND REGISTRATIONS.

               (a)  REQUESTS FOR REGISTRATION.

               (i) At any time after the date hereof, the holder(s) of a majority of the BRS Registrable Securities may request registration under the Securities Act of all or any

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     portion of their Registrable Securities on Form S-1 or any similar long-form registration (a "LONG-FORM REGISTRATION"), or on Form S-2 or S-3 or any similar short-form registration (a "SHORT-FORM REGISTRATION") if such a short form is available.

               (ii) All registrations requested pursuant to this Section 2(a) are referred to herein as "DEMAND REGISTRATIONS". Each request for a Demand Registration (a "DEMAND REQUEST") shall specify the approximate number of Registrable Securities requested to be registered, the anticipated method or methods of distribution and the anticipated per share price range for such offering. Within ten days after receipt of any such Demand Request, the Company will give written notice of such requested registration (which shall specify the intended method of disposition of such Registrable Securities) to all other holders of Registrable Securities (a "COMPANY NOTICE") and the Company will include (subject to the provisions of this Agreement) in such registration, all Registrable Securities with respect to which the Company has received written requests for inclusion therein within 20 days after the delivery of such Company Notice; provided that any such other holder may withdraw its request for inclusion at any time prior to executing the underwriting agreement or, if none, prior to the applicable registration statement becoming effective.

               (b) LONG-FORM REGISTRATIONS. The holders of BRS Registrable Securities will be entitled to unlimited Long-Form Registrations. The Company will pay all Registration Expenses in connection with any registration initiated as a Long-Form Registration whether or not it has become effective.

               (c) SHORT-FORM REGISTRATIONS. The holders of BRS Registrable Securities will be entitled to unlimited Short-Form Registrations. Demand Registrations by holders of BRS Registrable Securities will be Short-Form Registrations whenever the Company is permitted to use any applicable short form. After the Company has become subject to the reporting requirements of the Exchange Act, the Company will use its best efforts to make Short-Form Registrations on Form S-3 available for the sale of BRS Registrable Securities. The Company will pay all Registration Expenses in connection with any registration initiated as a Short-Form Registration by the holders of BRS Registrable Securities whether or not it has become effective.

               (d)  PRIORITY ON DEMAND REGISTRATIONS.

               (i) The Company will not include in any Demand Registration any securities which are not Registrable Securities unless holder(s) of a majority of the Registrable Securities initiating such Demand Registration pursuant to Section 2(a) otherwise consent.

               (ii) If a Demand Registration is an underwritten offering and the managing underwriters advise the Company in writing that in their opinion the number of Registrable Securities and, if permitted hereunder, other securities, requested to be included in such offering exceeds the number of Registrable Securities and other securities, if any, which can be sold in an orderly manner in such offering within a price range acceptable to holder(s) of a majority of the Registrable Securities initiating such Demand Registration pursuant to Section 2(a) and without adversely affecting the

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     marketability of the offering, then the Company will include in such Demand
     Registration (A) first, the number of Registrable Securities requested to be included in such Demand Registration (by holders initiating such Demand Registration as well as other holders who are permitted under this Agreement to request the inclusion of Registrable Securities in such Demand Registration), pro rata from among the holders of such Registrable Securities according to the number of Registrable Securities requested by them to be so included, and (B) second, any other securities of the Company requested to be included in such registration, in such manner as the Company may determine.

               (e)  RESTRICTIONS ON DEMAND REGISTRATIONS.

               (i) The Company will not be obligated to file any registration statement with respect to any Long-Form Registration within 180 days after the effective date of a previous Long-Form Registration or a previous registration in which the holders of Registrable Securities were given piggyback rights pursuant to Section 3 and in which there were included not less than 80% of the number of Registrable Securities requested to be included.

               (ii) The Company may postpone for up to 90 days the filing or the effectiveness of a registration statement for a Demand Registration if the Company determines that such Demand Registration would reasonably be expected to have a material adverse effect on any proposal or plan by the Company or any of its Subsidiaries to engage in any acquisition of assets (other than in the ordinary course of business) or any merger, consolidation, tender offer, reorganization or similar transaction; provided that in such event the holders of Registrable Securities initiating such Demand Registration pursuant to Section 2(a) will be entitled to withdraw such request and, if such request is withdrawn, such Demand Registration will not count as one of the permitted Demand Registrations hereunder and the Company will pay all Registration Expenses in connection with such requested registration. The Company may use the provisions of this clause (ii) to delay a Demand Registration initiated by holders of BRS Registrable Securities only once during any twelve-month period.

               (f) SELECTION OF UNDERWRITERS. In the case of any Demand Registration, the holders of a majority of the BRS Registrable Securities to be included in such Demand Registration will have the right to select the investment banker(s) and manager(s) to administer the offering (which investment banker(s) and manager(s) will be nationally recognized).

               (g) OTHER REGISTRATION RIGHTS. Except as provided in this Agreement, after the date hereof, the Company will not grant to any Persons the right to request the Company to register any Common Units, or any securities convertible or exchangeable into or exercisable for Common Units, without the prior written consent of the holders of a majority of the BRS Registrable Securities.

               3.   PIGGYBACK REGISTRATIONS.

               (a) RIGHT TO PIGGYBACK. Whenever the Company proposes to register any of its Common Units under the Securities Act for its own account or for the account of any holder

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of Common Units (other than pursuant to a Demand Registration, other than pursuant to a registration statement on Form S-8 or S-4 or any similar or successor form, other than in connection with a registration the primary purpose of which is to register debt securities (i.e., in connection with a so-called "EQUITY KICKER"), and, except, unless the Company has received the prior written consent of holders of a majority of the BRS Registrable Securities, in connection with an initial Public Offering) (a "PIGGYBACK REGISTRATION"), the Company will give prompt written notice to all holders of Registrable Securities of its intention to effect such a registration and of such holders' rights under this Section 3(a). Upon the written request of any holder of Registrable Securities (which request shall specify the Registrable Securities intended to be disposed of by such holder and the intended method of disposition thereof), the Company shall include in such registration (subject to the provisions of this Agreement) all Registrable Securities requested to be registered pursuant to this Section 3(a), subject to Section 3(b) below, with respect to which the Company has received written requests for inclusion therein within 20 days after the receipt of the Company's notice; provided that any such other holder may withdraw its request for inclusion at any time prior to executing the underwriting agreement or, if none, prior to the applicable registration statement becoming effective.

               (b) PRIORITY ON PRIMARY REGISTRATIONS. If a Piggyback Registration is in part an underwritten primary registration on behalf of the Company and the managing underwriters advise the Company in writing that in their opinion the number of securities requested to be included in such registration exceeds the number which can be sold in an orderly manner in such offering within a price range acceptable to the Company and without adversely affecting the marketability of the offering, then the Company will include in such registration (i) first, the securities the Company proposes to sell, (ii) second, the Registrable Securities requested to be included in such registration, pro rata from among the holders of such Registrable Securities according to the number of Registrable Securities requested by them to be so included, and (iii) third, any other securities requested to be included in such registration, in such manner as the Company may determine.

               (c) PRIORITY ON SECONDARY REGISTRATIONS. If a Piggyback Registration is an underwritten secondary registration on behalf of holders of the Company's securities, and the managing underwriters advise the Company in writing that in their opinion the number of securities requested to be included in such registration exceeds the number which can be sold in an orderly manner in such offering within a price range acceptable to the holders initially requesting such registration and without adversely affecting the marketability of the offering, then the Company will include in such registration (i) first,
(A) the securities requested to be included therein by the holders requesting such registration and (B) the Registrable Securities requested to be included in such registration, pro rata from among such holders and the holders of such Registrable Securities according to the number of Registrable Securities requested by them to be so included, and (ii) second, any other securities requested to be included in such registration, in such manner as the Company may determine.

               (d) OTHER REGISTRATIONS. If the Company has previously filed a registration statement with respect to Registrable Securities pursuant to
Section 2 or pursuant to this Section 3, and if such previous registration has not been withdrawn or abandoned, then all the parties hereto agree that the Company shall not be required to effect any other registration of any of its equity or similar securities or securities convertible or exchangeable into or exercisable for its

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equity or similar securities under the Securities Act (except on Forms S-4 or
S-8 or any successor or similar form or in connection with a Demand Registration), whether on its own behalf or at the request of any holder or holders of such securities, until a period of at least 180 days has elapsed from the effective date of such previous registration.

               (e) REGISTRATION EXPENSES. The Company will pay all Registration Expenses in connection with any Piggyback Registration whether or not such Piggyback Registration has become effective.

               4.   HOLDBACK AGREEMENTS.

               (a) Each holder of Registrable Securities hereby agrees (i) not to effect any sale or distribution of Common Units, or any securities convertible into or exchangeable or exercisable for Common Units, during the seven days prior to and the 180-day period beginning on the effective date of a Public Offering (except as part of such Public Offering), unless the underwriters managing such Public Offering otherwise agree (which agreement shall be equally applicable to all holders of Registrable Securities) and (ii) to execute and deliver any reasonable agreement which is consistent with the provisions of clause (i) of this Section 4(a) and which may be required by the underwriters managing such Public Offering.

               (b) The Company (i) will not effect any sale or distribution of Common Units, or any securities convertible into or exchangeable or exercisable for Common Units, during the seven days prior to and during the 180-day period beginning on the effective date of a Public Offering (except as part of such Public Offering), unless the underwriters managing such Public Offering otherwise agree (which agreement shall be equally applicable to all holders of Registrable Securities), and (ii) will cause each holder of Common Units or any securities convertible into or exchangeable or exercisable for Common Units, purchased from the Company at any time after the date of this Agreement (other than in a Public Offering) to agree not to effect any sale or distribution of any such securities during such period (except as part of such Public Offering, if otherwise permitted), unless the underwriters managing such Public Offering otherwise agree.

               5. REGISTRATION PROCEDURES. Whenever the holders of Registrable Securities have requested that any Registrable Securities be registered pursuant to this Agreement, the Company will use its best efforts to effect the registration and the sale of such Registrable Securities in accordance with the intended method of disposition thereof, and pursuant thereto the Company will as expeditiously as possible:

               (a) prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become effective (provided that before filing a registration statement or prospectus or any amendments or supplements thereto, the Company will furnish to the counsel selected pursuant to Section 6(b) below copies of all such documents proposed to be filed, which documents will be subject to the prompt review and reasonable comment of such counsel), and upon filing such documents, the Company shall promptly notify in writing such counsel of the receipt by the Company of any written comments by the SEC with respect to such registration statement or prospectus or any

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amendment or supplement thereto or any written request by the SEC for the amending or supplementing thereof or for additional information with respect thereto;

               (b) notify each holder of Registrable Securities of the effectiveness of each registration statement filed hereunder and prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for a period of not less than 180 days or, if such registration statement relates to an underwritten offering, such longer period as, in the opinion of counsel for the underwriters, a prospectus is required by law to be delivered in connection with sales of Registrable Securities by any underwriter or dealer or such shorter period as will terminate when all of the securities covered by such registration statement have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof as set forth in such registration statement (but in any event not before the expiration of any longer period required under the Securities
Act), and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement during such period in accordance with the intended methods of disposition by the sellers thereof set forth in such registration statement and cause the prospectus to be supplemented by any required prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 under the Securities Act;

               (c) furnish to each seller of Registrable Securities such number of copies of such registration statement, each amendment and supplement thereto, the prospectus included in such registration statement (including each preliminary prospectus) and such other documents as such seller may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such seller;

               (d) if requested by the holders of a majority of the BRS Registrable Securities in connection with any Demand Registration requested by such holders, use its commercially reasonable efforts to cause to be included in such registration Common Units having an aggregate value (based on the midpoint of the proposed offering price range specified in the registration statement used to offer such securities) of up to $50.0 million, to be offered in a primary offering of the Company's securities contemporaneously with such offering of Registrable Securities;

               (e) use its best efforts to register or qualify such Registrable Securities under such other securities or blue sky laws of such jurisdictions as any seller reasonably requests and do any and all other acts and things which may be reasonably necessary or advisable to enable such seller to consummate the disposition in such jurisdictions of the Registrable Securities owned by such seller (provided that the Company will not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subsection, (ii) subject itself to taxation in any such jurisdiction in any jurisdiction where it is not so subject or (iii) consent to general service of process (i.e., service of process which is not limited solely to securities law violations) in any such jurisdiction in any jurisdiction where it is not so subject);

               (f) promptly notify each seller of such Registrable Securities, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, upon

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discovery that, or upon the discovery of the happening of any event as a result of which the prospectus included in such registration statement contains an untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading in light of the circumstances under which they were made, and, at the request of any such seller, the Company will, as soon as reasonably practicable, file and furnish to all sellers a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus will not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading in light of the circumstances under which they were made;

               (g) cause all such Registrable Securities to be listed on each securities exchange on which similar securities issued by the Company are then listed and, if not so listed, to be listed on the Nasdaq National Market System ("NASDAQ MARKET") and, if listed on the Nasdaq Market, use its best efforts to secure designation of all such Registrable Securities covered by such registration statement as a Nasdaq "National Market System security" within the meaning of Rule 11Aa2-1 under the Exchange Act or, failing that, to secure Nasdaq Market authorization for such Registrable Securities and, without limiting the generality of the foregoing, to arrange for at least two market makers to register as such with respect to such Registrable Securities with the National Association of Securities Dealers;

               (h) provide a transfer agent and registrar for all such Registrable Securities not later than the effective date of such registration statement;

               (i) enter into such customary agreements (including underwriting agreements in customary form) and take all such other actions as the holders of a majority of the Registrable Securities being sold or the underwriters, if any, reasonably request in order to expedite or facilitate the disposition of such Registrable Securities (including, without limitation, effecting a split or a combination of stock or units); provided that no holder of Registrable Securities shall have any indemnification or contribution obligations inconsistent with Section 7 hereof;

               (j) make available for inspection by any seller of Registrable Securities, any underwriter participating in any disposition pursuant to such registration statement and any attorney, accountant or other agent retained by any such seller or underwriter, all financial and other records, pertinent corporate documents and properties of the Company, and cause the Company's officers, directors, employees and independent accountants to supply all information and participate in due diligence sessions reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with such registration statement;

               (k) otherwise use its best efforts to comply with all applicable rules and regulations of the SEC, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve months beginning with the first day of the Company's first full calendar quarter after the effective date of the registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 promulgated thereunder;

               (l) use reasonable best efforts to prevent the issuance of any stop order ("STOP ORDER") suspending the effectiveness of a registration statement, or of any order suspending or

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preventing the use of any related prospectus or suspending the qualification of any securities included in such registration statement for sale in any jurisdiction, and, in the event of such issuance, the Company shall immediately notify the holders of Registrable Securities included in such registration statement of the receipt by the Company of such notification and shall use its best efforts promptly to obtain the withdrawal of such order;

               (m) use its best efforts to cause such Registrable Securities covered by such registration statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the sellers thereof to consummate the disposition of such Registrable Securities, and cooperate and assist with any filings to be made with the NASD;

               (n) obtain one or more "cold comfort" letters, dated the effective date of such registration statement (and, if such registration includes an underwritten public offering, dated the date of the closing under the underwriting agreement), signed by the Company's independent public accountants in customary form and covering such matters of the type customarily covered by "cold comfort" letters as the holders of a majority of the Registrable Securities being sold reasonably request; and

               (o) provide a legal opinion of the Company's outside counsel, dated the effective date of such registration statement (and, if such registration includes an underwritten public offering, dated the date of the closing under the underwriting agreement), with respect to the registration statement, each amendment and supplement thereto, the prospectus included therein (including the preliminary prospectus) and such other documents relating thereto in customary form and covering such matters of the type customarily covered by legal opinions of such nature.

If any such registration or comparable statement refers to any holder by name or otherwise as the holder of any securities of the Company and if in such holder's sole and exclusive judgment, such holder is or might be deemed to be an underwriter or a controlling person of the Company, such holder shall have the right to (i) require the insertion therein of language, in form and substance satisfactory to such holder and presented to the Company in writing, to the effect that the holding by such holder of such securities is not to be construed as a recommendation by such holder of the investment quality of the Company's securities covered thereby and that such holding does not imply that such holder will assist in meeting any future financial requirements of the Company, or (ii) in the event that such reference to such holder by name or otherwise is not required by the Securities Act or any similar Federal statute then in force, require the deletion of the reference to such holder; provided, that with respect to this clause (ii), if requested by the Company, such holder shall furnish to the Company an opinion of counsel to such effect, which opinion and counsel shall be reasonably satisfactory to the Company.

               6.   REGISTRATION EXPENSES.

               (a) All expenses incident to the Company's performance of or compliance with this Agreement, including without limitation all Registration Expenses, will be borne by the Company.

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               (b)  In connection with each Demand Registration and each
Piggyback Registration, the Company will reimburse the holders of Registrable Securities included in such registration for the reasonable fees and disbursements of one counsel chosen by the holders of a majority of the Registrable Securities initially requesting such registration (which counsel shall be retained to represent all such holders).

               7.   INDEMNIFICATION.

               (a) BY THE COMPANY. The Company agrees to, and will cause each of its Subsidiaries to agree to, indemnify, to the fullest extent permitted by law, each holder of Registrable Securities, its officers, directors, members, employees, agents, stockholders and general and limited partners and each Person who controls such holder (within the meaning of the Securities Act and Exchange
Act) against any and all losses, claims, damages, liabilities and expenses (or actions or proceedings, whether commenced or threatened, in respect thereof), joint or several, arising out of or based upon any untrue or alleged untrue statement of material fact contained in any registration statement, reports required and other documents filed under the Exchange Act, prospectus or preliminary prospectus or any amendment thereof or supplement thereto, together with any documents incorporated therein by reference, or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation or alleged violation by the Company or any of its Subsidiaries of any federal, state, foreign or common law rule or regulation and relating to action or inaction in connection with any such registration, disclosure document or other document and shall reimburse such holder, officer, director, member, employee, agent, stockholder, partner or controlling Person for any legal or other expenses, including any amounts paid in any settlement effected with the consent of the Company, which consent will not be unreasonably withheld or delayed, incurred by such holder, officer, director, member, employee, agent, stockholder, partner or controlling Person in connection with the investigation or defense of such loss, claim, damage, liability or expense, except insofar as the same are caused by or contained in any information furnished in writing to the Company by such holder expressly for use therein. In connection with an underwritten offering, the Company will indemnify such underwriters, their officers, directors, agents and employees and each Person who controls such underwriters (within the meaning of the Securities
Act) to the same extent as provided above with respect to the indemnification of the holders of Registrable Securities.

               (b) BY THE HOLDERS. In connection with any registration statement in which a holder of Registrable Securities is participating, each such holder will furnish to the Company in writing such information and affidavits about such holder as the Company reasonably requests for use in connection with any such registration statement or prospectus and, to the extent permitted by law, will indemnify the Company, its directors and officers and each Person who controls the Company (within the meaning of the Securities Act) and the other holders of Registrable Securities against any losses, claims, damages, liabilities and expenses resulting from any untrue or alleged untrue statement of material fact contained in the registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or omission is contained in any information or affidavit so furnished in writing by such holder which authorizes its use in the applicable document; provided, that the obligation to indemnify will be individual, not joint and several, for each holder and will be limited to the net amount of proceeds received by such holder from the sale of Registrable Securities pursuant to such registration statement.

               (c) CLAIM PROCEDURES. Any Person entitled to indemnification hereunder will (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided that the failure to give prompt notice will not impair any Person's right to indemnification hereunder to the extent such failure has not prejudiced the indemnifying party) and (ii) unless in such indemnified party's reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit the indemnifying party to assume the defense thereof, jointly with any other indemnifying party similarly notified to the extent it may wish, with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party will not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent will not be unreasonably withheld or delayed) and the indemnifying party shall not, without the consent of the indemnified party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof, a release from all liability in respect of such claim or litigation provided by the claimant or plaintiff to such indemnified party. An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim will not be obligated to pay (i) the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim or (ii) any settlement made by any indemnified party without such indemnifying party's consent (but such consent will not be unreasonably withheld).

               (d) SURVIVAL; CONTRIBUTION. The indemnification provided for under this Agreement will remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, agent or employee and each other Person who participates as an underwriter in the offering or sale of such securities and each other Person, if any, who controls such indemnified party (within the meaning of the Securities Act), and will survive the transfer of securities. The Company also agrees to make such provisions, as are reasonably requested by any indemnified party, for contribution to such party in the event the Company's indemnification is unavailable for any reason.

               8. PARTICIPATION IN UNDERWRITTEN REGISTRATIONS. No Person may participate in any registration hereunder which is underwritten unless such Person (a) agrees to sell such Person's securities on the basis provided in any underwriting arrangements approved by the Person or Persons entitled hereunder to approve such arrangements (including, without limitation, pursuant to the terms of any over-allotment or "green shoe" option requested by the managing underwriter(s), provided that no holder of Registrable Securities will be required to sell more than the number of Registrable Securities that such holder has requested the Company to include in any registration) and (b) completes and executes all customary questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements; provided, that no holder of Registrable Securities included in any underwritten registration shall be required to make any representations or warranties to the Company or the underwriters (other than representations and warranties regarding such holder and such holder's intended method of distribution) or to undertake any indemnification or contribution obligations to the Company or the underwriters with respect thereto, except as otherwise provided in Section 7.

               9. RULE 144 REPORTING. With a view to making available to the holders of Registrable Securities the benefits of certain rules and regulations of the SEC which may permit the sale of the Registrable Securities to the public without registration, the Company agrees at its expense to use its best efforts to:

               (a) make and keep current public information available, within the meaning of Rule 144 or any similar or analogous rule promulgated under the Securities Act, at all times after it has become subject to the reporting requirements of the Exchange Act;

               (b) file with the SEC, in a timely manner, all reports and other documents required of the Company under the Securities Act and Exchange Act (after it has become subject to such reporting requirements); and

               (c) so long as any party hereto owns any Registrable Securities, furnish to such Person forthwith upon request, a written statement by the Company as to its compliance with the reporting requirements of said Rule 144 (at any time commencing 90 days after the effective date of the first registration filed by the Company for an offering of its securities to the general public), the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements); a copy of the most recent annual or quarterly report of the Company; and such other reports and documents as such Person may reasonably request in availing itself of any rule or regulation of the SEC allowing it to sell any such securities without registration.

               10. NOTICES. All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement will be in writing and will be deemed to have been given when delivered if delivered personally, sent via a nationally recognized overnight courier, or sent via facsimile to the recipient, or if sent by certified or registered mail, return receipt requested, will be deemed to have been given two business days thereafter. Such notices, demands and other communications shall be sent to any holder of Registrable Securities at such holder's last address on the records of the Company, and to the Company at the address indicated below:

               TO THE COMPANY:

                    H&E Holdings L.L.C.
                    1110 Mead Road, Second Floor
                    Baton Rouge, Louisiana  70816
                    Attention:  Chief Executive Officer
                    Tel: (225) 298-5230
                    Fax: (225) 298-5382

               WITH A COPY, WHICH SHALL NOT CONSTITUTE NOTICE, TO:

                    BRS Equipment Company, Inc.
                    c/o Bruckmann, Rosser, Sherrill & Co., Inc.
                    126 East 56th Street, 29th Floor
                    New York, NY 10022
                    Attention:  Bruce Bruckmann and
                                Rice Edmonds
                    Tel: (212) 521-3700
                    Fax: (212) 521-3799

                             and

                    Kirkland & Ellis
                    153 East 53rd Street
                    New York, NY  10022
                    Attention:  W. Brian Raftery, Esq.
                    Tel: (212) 446-4800
                    Fax: (212) 446-4900

                             and

                    Taylor, Porter, Brooks & Phillips, L.L.P.
                    Bank One Center
                    451 Florida Boulevard, 8th Floor
                    Baton Rouge, Louisiana  70821
                    Attention:  J. Ashley Moore, Esq.
                    Tel: (225) 381-0218
                    Fax: (225) 346-8049

                             and

                    Kesler & Rust
                    2000 Beneficial Life Tower
                    36 South State Street
                    Salt Lake City, Utah  84111
                    Attention:  Joseph C. Rust, Esq.
                    Tel: (801) 532-8000
                    Fax: (801) 531-7965

or such other address, telecopy number or to the attention of such other person as the recipient party shall have specified by prior written notice to the sending party.

               11.  MISCELLANEOUS.

               (a) NO INCONSISTENT AGREEMENTS. The Company represents and warrants to the holders of Registrable Securities that the registration rights granted to the holders of such securities hereby do not conflict with any other registration rights granted by the Company.

               (b) REMEDIES. Any Person having rights under any provision of this Agreement will be entitled to enforce such rights specifically to recover damages caused by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law. The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that any party may in its sole discretion apply to any court of law or equity of competent jurisdiction (without posting any bond or other security) for specific performance and for other injunctive relief in order to enforce or prevent violation of the provisions of this Agreement.

               (c) AMENDMENTS AND WAIVERS. The provisions of this Agreement may be amended or waived only upon the prior written consent of the Company and holders of at least a majority of the number of BRS Registrable Securities; and any amendment to which such written consent is obtained will be binding upon the Company and all holders of Registrable Securities.

               (d) SUCCESSORS AND ASSIGNS. All covenants and agreements in this Agreement by or on behalf of any of the parties hereto will bind and inure to the benefit of the respective successors and assigns of the parties hereto whether so expressed or not, including any corporation which is a successor to the Company.

               (e) SEVERABILITY. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

               (f) COUNTERPARTS. This Agreement may be executed simultaneously in two or more counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together will constitute one and the same Agreement.

               (g) DESCRIPTIVE HEADINGS. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

               (H) GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT GIVING EFFECT TO ANY CHOICE OF LAW OR CONFLICT OF LAW PROVISION OR RULE (WHETHER OF THE STATE OF DELAWARE OR ANY OTHER JURISDICTION) THAT WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF DELAWARE.

               (i) NO STRICT CONSTRUCTION. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.

               (j) TRANSFER. Prior to transferring any Registrable Securities (other than a transfer pursuant to which such Securities cease to be Registrable Securities) to any Person, the Person transferring such Registrable Securities will cause the prospective transferee to execute and deliver to the Company, a joinder to this Agreement substantially in the form of EXHIBIT A hereto pursuant to which the prospective transferee agrees to be bound by this Agreement to the same extent as the Person transferring such Registrable Securities with respect to the Registrable Securities so transferred.

               (k) ISSUANCE BY THE COMPANY OF ADDITIONAL COMMON UNITS. The parties hereto hereby acknowledge that, after the date hereof, the Company may issue additional Common Units to certain Persons (the "NEW MEMBERS"). In connection with any such issuance, the parties hereto agree that, with the prior written consent of BRSEC and BRSEC-II, the Company may grant (but shall be under no obligation to grant) such New Members rights substantially similar to the rights granted to the holders of Other Registrable Securities hereunder (provided that, if such grant is made, each such New Member is also subject to the obligations of holders of Other Registrable Securities hereunder) by causing each such New Member to execute a joinder to this Agreement substantially in the form of EXHIBIT A hereto.

                                    * * * * *

               IN WITNESS WHEREOF, the parties hereto have executed this Registration Rights Agreement as of the date first above written.


                                 H&E HOLDINGS L.L.C.


                                 By:  /s/ John M. Engquist
                                    --------------------------------------------
                                    Name:   John M. Engquist
                                    Title:  Chief Executive Officer and
                                            President


                                 BRSEC CO-INVESTMENT, LLC


                                 By:  /s/ Rice Edmonds
                                    --------------------------------------------
                                    Name:   Rice Edmonds
                                    Title:  Secretary


                                 BRSEC CO-INVESTMENT II, LLC


                                 By:  /s/ Rice Edmonds
                                    --------------------------------------------
                                    Name:   Rice Edmonds
                                    Title:  Secretary

                                   /s/ John M. Engquist
                                 -----------------------------------------------
                                 JOHN M. ENGQUIST

                                   /s/ John M. Engquist
                                 -----------------------------------------------
                                 KRISTAN ENGQUIST DUNNE, by John M. Engquist,
                                 through of Power of Attorney dated May 15, 1999


                                 WHEELER INVESTMENTS, INC.


                                 By:  /s/ Don M. Wheeler
                                    --------------------------------------------
                                    Name:   Don M. Wheeler
                                    Title:  President

     [Continuation of Signature Page to this Registration Rights Agreement]

                                   /s/ Don Wheeler
                                 -----------------------------------------------
                                 DON WHEELER


                                 SOUTHERN NEVADA CAPITAL CORPORATION


                                 By: /s/ Dale Roesener
                                    --------------------------------------------
                                    Name:   Dale Roesener
                                    Title:  President


                                 BAGLEY FAMILY INVESTMENTS, L.L.C.


                                 By: /s/ Gary Bagley
                                    --------------------------------------------
                                    Name:   Gary Bagley
                                    Title:  Manager

                                    /s/ Kenneth Sharp, Jr.
                                 -----------------------------------------------
                                 KENNETH SHARP, JR.

                                   /s/ Siegfried Wallin
                                 -----------------------------------------------
                                 SIEGFRIED WALLIN


                                 THE CONNER FAMILY TRUST


                                 By: /s/ Ralph M. Conner
                                    --------------------------------------------
                                    Name:   Ralph M. Conner
                                    Title:  Trustee


                                 THE MCCLAIN FAMILY REVOCABLE TRUST


                                 By:  /s/ Steven M. McClain
                                    --------------------------------------------
                                    Name:   Steven M. McClain
                                    Title:  Trustee

     [Continuation of Signature Page to this Registration Rights Agreement]


                                 C/J LAND & LIVESTOCK L.P.


                                 By:  Illegible
                                    --------------------------------------------
                                    Name:
                                    Title:


                                 JOHN AND ELLEN WILLIAMS LIMITED PARTNERSHIP


                                 By: /s/ John D. Williams
                                    --------------------------------------------
                                    Name:   John D. Williams
                                    Title:  Partner


                                 ROBERT G. WILLIAMS LIMITED PARTNERSHIP


                                 By: /s/ Robert G. Williams
                                    --------------------------------------------
                                    Name:   Robert G. Williams
                                    Title:  Member

                                                                       EXHIBIT A

                               FORM OF JOINDER TO
                          REGISTRATION RIGHTS AGREEMENT

               THIS JOINDER to the Registration Rights Agreement dated as of June 17, 2002, by and among H&E Holdings L.L.C., a Delaware limited liability company (the "COMPANY"), and certain securityholders of the Company (the "AGREEMENT"), is made and entered into as of _________ by and between the Company and _________________ ("HOLDER"). Capitalized terms used herein but not otherwise defined shall have the meanings set forth in the Agreement.

               WHEREAS, Holder has acquired _____ [CLASS [A/B] COMMON UNITS] from ___________.

               NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Joinder hereby agree as follows:

               1. AGREEMENT TO BE BOUND. Holder hereby (i) acknowledges that it has received and reviewed a complete copy of the Agreement and (ii) agrees that upon execution of this Joinder, it shall become a party to the Agreement and shall be fully bound by, and subject to, all of the covenants, terms and conditions of the Agreement as though an original party thereto. In addition, Holder hereby agrees that all Common Units held by Holder shall be deemed [BRS REGISTRABLE SECURITIES/OTHER REGISTRABLE SECURITIES] and Registrable Securities for all purposes of the Agreement.

               2. SUCCESSORS AND ASSIGNS. Except as otherwise provided herein, this Joinder shall bind and inure to the benefit of and be enforceable by the Company and its successors, heirs and assigns and Holder and any subsequent holders of Registrable Securities and the respective successors, heirs and assigns of each of them, so long as they hold any Registrable Securities.

               3. NOTICES. For purposes of Section 10 of the Agreement, all notices, demands or other communications to the Holder shall be directed to:

                            [NAME]
                            [ADDRESS]

               4. COUNTERPARTS. This Joinder may be executed in separate counterparts each of which shall be an original and all of which taken together shall constitute one and the same agreement.

               5. GOVERNING LAW. This Joinder shall be governed by and construed in accordance with the laws of the state of Delaware, without giving effect to any rules, principles or provisions of choice of law or conflict of laws.

               6. DESCRIPTIVE HEADINGS. The descriptive headings of this Joinder are inserted for convenience only and do not constitute a part of this Joinder.

               IN WITNESS WHEREOF, the parties hereto have executed this Joinder to the Registration Rights Agreement as of the date set forth in the introductory paragraph hereof.


                                 H&E HOLDINGS L.L.C.


                                 By:
                                    --------------------------------------------
                                    Name:
                                    Title:


                                 [HOLDER]


                                 By:
                                    --------------------------------------------
                                    Name:
                                    Title: